COLUMBUS McKINNON CORPORATION
DEFERRED COMPENSATION PLAN

Amendment One of 2013 Plan Restatement

WHEREAS, Columbus McKinnon Corporation (the "Company") adopted the Columbus McKinnon Corporation Deferred Compensation Plan (the "Plan") effective January 1, 2008, and

WHEREAS, the Company amended and restated the Plan effective January 1, 2013 by execution of a restated adoption agreement on December 21, 2012 (the "2013 Restatement") to reflect amendments of the Columbus McKinnon Corporation Monthly Benefit Retirement Plan (the "MRB Plan") and the Columbus McKinnon Corporation Thrift 401(k) Plan (the "Thrift Plan") that were effective January 1, 2013, and

WHEREAS, the Company desires to amend the 2013 Restatement of the Plan to reflect additional amendments of the MRB Plan and Thrift Plan that are effective January 1, 2018.

NOW THEREFORE, the 2013 Restatement of the Plan is hereby amended as follows:

1. The "Attachment to Sections 5.01(a)(i)(D) and 5.01(a)(ii)(A)" of the 2013 Restatement of the Plan is amended effective January 1, 2018 by changing (b) of "Amount of and Eligibility for Matching Contribution" to provide as follows:

"(b) Amount. A Participant who is a Regular Participant shall receive a Matching Contribution for each Plan Year equal to 100% of the first 4% of Excess Compensation deferred by the Participant."

IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorized officer of the Corporation this 9 th day of January, 2018.

COLUMBUS McKINNON CORPORATION

By [signature]

Title VP. Corp. Development, General Counsel & CHRO

Doc #01.3089378